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                                                                       EXHIBIT 3











                                     BYLAWS

                                       OF

                            FLORIDA POWER CORPORATION

                             (A FLORIDA CORPORATION)



                             AS OF NOVEMBER 30, 2000



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                                TABLE OF CONTENTS

                                    ARTICLE 1
                                     Offices
1.1      Principal Office....................................................1
1.2      Registered Office...................................................1
1.3      Other Offices.......................................................1

                                    ARTICLE 2
                            Meetings of Shareholders
2.1      Place of Meetings...................................................1
2.2      Annual Meetings.....................................................1
2.3      Substitute Annual Meeting...........................................1
2.4      Special Meetings....................................................1
2.5      Notice of Meetings..................................................1
2.6      Quorum..............................................................2
2.7      Voting of Shares....................................................2
2.8      Conduct of Meetings.................................................3
2.9      Informal Action by Shareholders.....................................3

                                    ARTICLE 3
                               Board of Directors
3.1      General Powers......................................................3
3.2      Number and Qualifications...........................................3
3.3      Election of Directors...............................................3
3.4      Term of Directors...................................................4
3.5      Removal.............................................................4
3.6      Resignation.........................................................4
3.7      Vacancies...........................................................4
3.8      Chairman of the Board...............................................4
3.9      Compensation........................................................5

                                    ARTICLE 4
                              Meetings of Directors
4.1      Regular Meetings....................................................5
4.2      Special Meetings....................................................5
4.3      Notice of Meetings..................................................5
4.4      Waiver of Notice....................................................5
4.5      Quorum..............................................................5
4.6      Manner of Acting....................................................6
4.7      Presumption of Assent...............................................6
4.8      Informal Action by Directors........................................6
4.9      Participation by Telephone..........................................6

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                                    ARTICLE 5
                                   [Reserved]

                                    ARTICLE 6
                                    Officers
6.1      Officers of the Corporation.........................................6
6.2      Appointment and Term................................................7
6.3      Compensation........................................................7
6.4      Removal and Resignation.............................................7
6.5      Bonds...............................................................7
6.6      President...........................................................7
6.7      Vice Presidents.....................................................7
6.8      Secretary...........................................................8
6.9      Assistant Secretaries...............................................8
6.10     Treasurer...........................................................8
6.11     Assistant Treasurers................................................8
6.12     Voting of Stock Held................................................9

                                    ARTICLE 7
                                  Capital Stock
7.1      Certificated and Uncertificated Shares..............................9
7.2      Share Transfer Records.............................................10
7.3      Lost or Destroyed Certificate......................................10
7.4      Closing of Transfer Books or Fixing Record Date....................10
7.5      Holder of Record...................................................10

                                    ARTICLE 8
                       Loans; Contracts; Checks; Deposits
8.1      Loans..............................................................11
8.2      Contracts..........................................................11
8.3      Checks, Notes and Drafts...........................................11
8.4      Deposits...........................................................11

                                    ARTICLE 9
                               General Provisions
9.1      Distributions......................................................11
9.2      Seal...............................................................11
9.3      Notice.............................................................11
9.4      Waiver of Notice...................................................12
9.5      Fiscal Year........................................................12
9.6      Amendment of Bylaws................................................12


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                                   ARTICLE 10
                                 Indemnification
10.1     Indemnification of Directors.......................................12
10.2     Indemnification of Officers, Etc...................................13
10.3     Enforcement Expenses...............................................14
10.4     Insurance..........................................................14


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                            FLORIDA POWER CORPORATION

                                    ARTICLE 1
                                     Offices

         1.1 Principal Office. The Board of Directors may designate where the principal office of the Corporation shall be from time to time.

         1.2 Registered Office. The Board of Directors may designate where the registered office of the Corporation required by law to be maintained in the State of Florida shall be. The registered office may be, but need not be, identical with the principal office.

         1.3 Other Offices. The Corporation may have offices at such other places, either within or without the State of Florida, as the Board of Directors may designate or as the affairs of the Corporation may require from time to time.

                                    ARTICLE 2
                            Meetings of Shareholders

         2.1 Place of Meetings. All meetings of shareholders shall be held at such place, either within or without the State of Florida, as may be fixed by the person or persons calling the meeting pursuant to these Bylaws and designated in the notice of meeting or in a duly executed waiver of notice. Absent a designation in the notice of meeting or a waiver of notice, meetings of shareholders shall be held at the principal office of the Corporation.

         2.2 Annual Meetings. The annual meeting of shareholders, for the election of directors and the transaction of any other business properly brought before the meeting, shall be held on or before December 15 of each year, at 10 o'clock A.M. or at such other date or hour as stated in the notice of meeting. If the day fixed for the annual meeting is a legal holiday in the place where the meeting is to be held, the meeting shall be held on the next business day at the designated time.

         2.3 Substitute Annual Meeting. If the annual meeting is not held on the day designated in Section 2.2, a substitute annual meeting shall be held as soon as convenient after the planned date, as provided in Section 2.4. A substitute annual meeting shall be designated and treated for all purposes as the annual meeting.

         2.4 Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called at any time by the President, or upon call by a majority of the Board of Directors of the Corporation or by the Chairman of the Board or as required by law.

         2.5 Notice of Meetings.

                  (a) Written notice stating the place, date and hour of every meeting of shareholders shall be given not less than 10 days nor more than 60 days before the date of the


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meeting to each shareholder entitled to vote on any matter at the meeting.
Notice shall be given to all shareholders at least 25 days in advance with respect to any meeting at which a merger or share exchange is to be considered, and in other instances as required by law. Delivery and effectiveness of notice shall be as provided by Section 9.3 of these Bylaws.

                  (b) In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called, and no business shall be transacted or corporate action taken other than that stated in the notice. In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted unless required by law.

                  (c) When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned to a different place or time, or to a different date not more than 30 days after the date of the original meeting, and a new record date is not fixed for the adjourned meeting, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken. A new record date must be set if the meeting is adjourned to a date more than 30 days after the date of the original meeting, and in such case a notice of the adjourned meeting must be given to every shareholder of record as of the new record date who is otherwise entitled to notice of a meeting (based on the matters to be addressed at such meeting) under these Bylaws. Any meeting at which directors are to be elected shall be adjourned only from day-to-day until such directors have been elected.

         2.6 Quorum.

                  (a) The holders of a majority of the stock of the Corporation having voting powers must be present in person or represented by proxy at each meeting of the shareholders to constitute a quorum. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless a new record date is or must be set for the adjourned meeting.

                  (b) In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by a vote of the majority of the shares voting on the motion to adjourn. Subject to the notice requirements of Section 2.5, at any adjourned meeting any business may be transacted which might have been transacted at the original meeting, following establishment of a quorum with respect to the matter.

         2.7 Voting of Shares.

                  (a) Subject to the provisions of the Articles of Incorporation, each shareholder entitled to vote on a matter coming before the meeting shall be entitled to one vote as to that matter for each share of capital stock held of record by the shareholder.



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                  (b) Action on a matter is approved if a quorum of shares
exists and the votes cast in favor of the action exceed the votes opposed to the action, unless a greater vote in favor is required by law, by the Articles of Incorporation or by a Bylaw adopted by the shareholders in accordance with law.

                  (c) The President of the Corporation's parent, or his designee, shall vote the shares of the Corporation.

         2.8 Conduct of Meetings. At each meeting of the shareholders, the Chairman of the Board, if any, shall act as chairman and preside. The Chairman of the Board may designate another person to preside as chairman of the meeting. If the Chairman of the Board is absent from the meeting and has not made a designation, or if there is no Chairman of the Board, the designation may be made by the directors present or the President. The Secretary or an Assistant Secretary, or a person whom the chairman of such meeting shall appoint, shall act as secretary of the meeting. The chairman of the meeting shall announce the opening and closing of the polls for each matter voted upon.

         2.9 Informal Action by Shareholders. Any action that may be taken at a meeting of the shareholders may be taken without a meeting if one or more written consents, setting forth the action taken, is signed by all of the shareholders who would be entitled to vote upon such action at a meeting, and is delivered to the Secretary to be kept as part of the corporate records, whether done before or after the action so taken.

                                    ARTICLE 3
                               Board of Directors

         3.1 General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by, the Board of Directors, except as otherwise expressly provided by law, the Articles of Incorporation or these Bylaws.

         3.2 Number and Qualifications. The number of directors constituting the Board of Directors shall be six (6). The directors, in accordance with law, may from time-to-time change the number of directors by amendment of these Bylaws. Directors need not be residents of the State of Florida or shareholders of the Corporation. The number of directors shall not be reduced to a number less than the number of directors then in office unless such reduction shall become effective only at and after the next ensuing meeting of the shareholders for the election of directors.

         3.3 Election of Directors. Except as provided in Sections 3.4 and 3.5, the directors shall be elected at the annual meeting of shareholders. In addition, an election of directors may take place at a special meeting of shareholders called for that purpose. That number of persons, corresponding with the number of available seats, who receive the highest number of votes at a meeting at which a quorum is present shall be deemed to have been elected.


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         3.4 Term of Directors.

                  (a) Each initial director named in the Articles of Incorporation or organizational minutes of the Corporation shall hold office until the first shareholders' meeting at which directors are elected, or until such director's death, resignation or removal. The term of every other director (including directors elected to fill a vacancy) shall expire at the next annual shareholders' meeting following the director's election or upon such director's earlier death, resignation or removal. The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected.

                  (b) A decrease in the number of directors made pursuant to these Bylaws does not shorten an incumbent director's term; removal or resignation is required.

                  (c) Despite the expiration of a director's stated term, such director shall continue to serve until the director's death, resignation or removal, until a successor shall be elected or until there is a decrease in the number of directors.

         3.5 Removal. An individual director can be removed upon the affirmative vote of the remaining directors in office. If any director is removed, a successor director may be elected at the same meeting. A director may not be removed at a meeting unless the notice of the meeting states that one of the purposes of the meeting is removal of the director.

         3.6 Resignation. A director may resign at any time by communicating his resignation, orally or in writing, to the Board of Directors, its Chairman, or the Corporation (if orally given, the resignation must be communicated to the chief executive officer of the Corporation). Such resignation is effective when communicated unless it specifies in writing a later date or subsequent event upon which it will become effective.

         3.7 Vacancies. Any vacancy occurring on the Board of Directors, including a vacancy caused by an increase in the authorized number of directors or a failure of the shareholders to elect the full authorized numbers of directors, may be filled by the affirmative vote of a majority of the remaining directors (even though a quorum cannot be established) or by the sole remaining director or as required by law.

         3.8 Chairman of the Board. There may be a Chairman and Vice Chairman of the Board of Directors elected by the directors from among their number at any meeting of the Board of Directors. The Chairman, or in his absence his designee or the Vice Chairman, shall preside at all meetings of the Board of Directors and shareholders, and each shall perform such other duties as may be directed by the Board of Directors. Upon the failure of the Chairman, Vice Chairman or



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their designee to attend, the directors present, if a quorum, may elect any of them to serve as Chairman of the meeting.

         3.9 Compensation. The Board of Directors may authorize the Corporation to compensate directors for their services as such and may provide for the payment of any or all expenses incurred by directors in attending regular and special meetings of the Board of Directors and Shareholders. This provision shall not preclude directors from serving the Corporation in other capacities and receiving compensation for such other services.


                                    ARTICLE 4
                              Meetings of Directors

         4.1 Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of Florida, for the holding of additional regular meetings.

         4.2 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any two directors. Such a meeting may be held either within or without the State of Florida, as fixed by the person or persons calling the meeting.

         4.3 Notice of Meetings. Regular meetings of the Board of Directors may be held without notice. The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication. Notice of a regular meeting need not specify the purpose for which the meeting is called. Notice of a special meeting need only be given as may be required by law. Any duly convened regular or special meeting may be adjourned by the directors to a different place, date or time without further notice.

         4.4 Waiver of Notice. Any director may waive notice of any meeting, either before or after the meeting. Except as set forth in the next sentence, a waiver of notice shall be in writing and shall be filed by the Secretary with the corporate records or as part of the minutes of the meeting. The attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director at the beginning of the meeting (or promptly upon his arrival) objects to the holding of the meeting or transacting business at the meeting and does not vote for or assent to any action taken at the meeting.

         4.5 Quorum. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.



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         4.6 Manner of Acting. Except as otherwise provided in the Articles of
Incorporation, in these Bylaws or as required by law, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         4.7 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (i) he objects at the beginning of the meeting, or promptly upon his arrival, to holding the meeting or transacting business at it, (ii) his dissent or abstention from the action is entered in the minutes of the meeting, or (iii) he files written notice of his dissent to or abstention from such action with the presiding officer of the meeting before its adjournment or with the Corporation immediately after the adjournment of the meeting. The right of dissent or abstention is not available to a director who voted in favor of such action.

         4.8 Informal Action by Directors. Action taken by a majority of the Board of Directors without a meeting is nevertheless Board action if one or more written consents to the action in question is signed by all of the directors before or after the action is taken, and is included in the minutes of the proceedings of the Board of Directors or filed with the corporate records.

         4.9 Participation by Telephone. Any one or more directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications device that allows all persons participating in the meeting to hear each other. Directors participating in the Board of Directors meeting by this means shall be deemed present in person at the meeting.

                                    ARTICLE 5
                                   [Reserved]

                                    ARTICLE 6
                                    Officers

         6.1 Officers of the Corporation. The officers of the Corporation shall consist of a Chairman of the Board, a President, a Vice President, a Secretary and a Treasurer, and such other officers, as may from time to time be appointed by or under the authority of the Board of Directors. Any two or more offices may be held by the same person but no officer may act in more than one capacity where the action of two or more officers is required. The Board of Directors shall appoint the Chief Executive Officer. In the event the Chief Executive Officer is unavailable at the time for needed action, or in other circumstances as directed by the Chief Executive Officer, then the Chairman, or if the Chairman is unavailable, then the Vice Chairman, if any, or the President if there is no Vice Chairman, who is not then serving as Chief Executive Officer, shall be the next officer in line of authority to perform the duties of Chief Executive Officer. If the Chairman, the Vice Chairman and the President should be unavailable at the time for needed action, or in other circumstances as directed by the Chief Executive Officer, then the next officer in line of authority to perform the duties of the Chief Executive Officer shall be a Vice President as designated by the Chief Executive Officer.



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         6.2 Appointment and Term. The officers of the Corporation shall be appointed by the Board of Directors or by a duly appointed officer authorized by the Board of Directors to appoint one or more subordinate officers. Each officer serves at the pleasure of the directors and shall hold office until his death, resignation, retirement or removal or until his successor shall have been appointed.

         6.3 Compensation. The compensation of all officers of the Corporation shall be fixed by or under the authority of the Board of Directors. No officer shall serve the Corporation in any other capacity (other than as a director) and receive compensation therefor unless such additional compensation is authorized by the Board of Directors.

         6.4 Removal and Resignation.

                  (a) Any officer may be removed by the Board of Directors at any time with or without cause, but such removal shall not itself affect the officer's contract rights under a written agreement, if any, with the Corporation.

                  (b) An officer may resign at any time by communicating his resignation to the Corporation, orally or in writing, but such resignation shall not affect the Corporation's contract rights, if any, with the officer. Such resignation is effective when communicated unless it specifies in writing a delayed effective time. If a resignation specifies a delayed effective time and is accepted by the Corporation, the Board of Directors may fill the pending vacancy if the successor does not take office until the effective time of the resignation.

         6.5 Bonds. The Board of Directors may by resolution require any officer, agent, or employee of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of his respective office or position, and to comply with such other conditions as may from time to time be required by the Board of Directors.

         6.6 President. Unless otherwise specified by the Board of Directors, the President shall be primarily responsible for the implementation of policies of the Board of Directors. Subject to the control of the Board, he shall supervise and control all of the business and affairs of the Corporation. In the absence of the Chairman and the Vice Chairman of the Board, or if there are no persons appointed to those positions, the President shall preside at all meetings of shareholders. The President may execute in the name of the Corporation stock certificates, deeds, mortgages, bonds, contracts or other documents authorized by the Board of Directors except in cases where the signing and the execution thereof is expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or is required by law otherwise to be executed. In addition, the President shall perform all duties incident to the office of the President and such other duties as may be assigned to him by the Board of Directors.

         6.7 Vice Presidents. Each Vice President, if any, shall have such powers and duties as may from time to time be assigned to him by the Board of Directors or delegated to him by the President. Any Vice President may execute in the name of the Corporation certificates for shares of



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the Corporation. In the absence of the President or in the event of his death, inability or refusal to act, unless otherwise determined by the Board of Directors, the Vice Presidents (if more than one, in order based on length of service in such capacity), shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the office of the President.

         6.8 Secretary. The Secretary shall: (i) keep the minutes of the meetings of shareholders, of the Board of Directors and of all committees of the Board of Directors in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) maintain and authenticate the records of the Corporation and be custodian of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (iv) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (v) maintain and have general charge of the stock transfer books of the Corporation; (vi) prepare or cause to be prepared shareholder lists prior to each meeting of shareholders as required by law; (vii) attest the signature or certify the incumbency or signature of any officer of the Corporation; and
(viii) in general perform all duties incident to the office of secretary and such other duties as from time to time may be prescribed by the President or by the Board of Directors.

         6.9 Assistant Secretaries. In the absence of the Secretary or in the event of his death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretary, unless otherwise determined by the President or the Board of Directors, shall perform the duties of the Secretary and when so acting shall have all the powers of and be subject to all the restrictions upon the office of the Secretary. The Assistant Secretaries shall perform such other duties as may be assigned to them by the Secretary, by the President, or by the Board of Directors. Any Assistant Secretary may sign, with the President or a Vice President, documents authorized to be signed by the Secretary and certificates for shares of the Corporation.

         6.10 Treasurer. The Treasurer shall: (i) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for money due and payable to the Corporation from any source whatsoever, and deposit all such money in the name of the Corporation in such depositories as shall be selected in accordance with the provisions of Section
8.4 of these Bylaws; (ii) maintain appropriate accounting records as required by law; (iii) prepare, or cause to be prepared, annual financial statements of the Corporation that include a balance sheet as of the end of the fiscal year and an income and cash flow statement for that year, which statements, or a written notice of their availability, shall be mailed to each shareholder within 120 days after the end of such fiscal year; and (iv) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be prescribed by the President or by the Board of Directors.

         6.11 Assistant Treasurers. In the absence of the Treasurer or in the event of his death, inability or refusal to act, the Assistant Treasurers in the order of their length of service as Assistant Treasurer, unless otherwise determined by the Board of Directors, shall perform the duties of the



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Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the office of the Treasurer. They shall perform such other duties as may be assigned to them by the Treasurer, by the President, by the Board of Directors or an authorized committee thereof.

         6.12 Voting of Stock Held. Unless otherwise provided by the Board of Directors, the President or, if authorized by the President, any Vice President or the Secretary may from time to time appoint one or more attorneys-in-fact or agent or agents of the Corporation to cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, to waive notice of meetings or to consent in writing to any action by shareholders of any other such corporation, or to take any action for the Corporation as a partner in any partnership or a member in any limited liability company. Such officer may instruct the person or persons so appointed as to the manner of casting votes, waiving notice or giving consent, and may execute or cause to be executed on behalf of the Corporation written appointments of proxies, consents, waivers or other instruments he may deem necessary or proper. The President or at his direction any Vice President or the Secretary may attend any meeting of the holders of stock or other securities of such other corporation, any meeting of partners of a partnership or members of a limited liability company, and vote or exercise any powers of the Corporation as the holder of such stock or other securities, as partner or as member.

                                    ARTICLE 7
                                  Capital Stock

         7.1 Certificated and Uncertificated Shares.

                  (a) The Board of Directors, as permitted by law, may authorize the issuance of some or all of the shares of the Corporation's classes or series of capital stock without issuing certificates to represent such shares. If shares are represented by certificates, the certificates shall be in such form as required by law and as determined by the Board of Directors. Certificates shall be signed by the President or a Vice President and by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer. The signatures of any such officers upon a certificate may be facsimiles or may be engraved or printed or omitted if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If an officer who has signed or whose facsimile or other signature has been placed upon a certificate ceases to hold the office before the certificate is issued, the certificate may be issued by the Corporation with the same effect as if he held the office on the date of issuance.

                  (b) All certificates for shares shall be consecutively numbered or otherwise identified and entered into the stock transfer records of the Corporation. When shares are represented by certificates, the Corporation shall issue and deliver to each shareholder to whom such shares have been issued or transferred certificates representing the shares owned by him. When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by law to be on certificates.



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                  (c) If uncertificated shares are issued, the Corporation shall send each holder of such shares a written statement containing the information required by law.

                  (d) Transfer agents or registrars, or both, for one or more classes of the stock of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing shares of such class or classes.

         7.2 Share Transfer Records. The Corporation shall maintain share transfer records, containing the name and address of each shareholder of record and the number and class or series of shares held by such shareholder. Transfers of shares of the Corporation shall be made only on the share transfer records of the Corporation by the holder of record thereof or by an agent or legal representative duly authorized in writing and only upon surrender for cancellation of the certificate for such shares (if the shares are represented by certificates), duly endorsed.

         7.3 Lost or Destroyed Certificate. The Board of Directors may direct that a new certificate be issued in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming loss or destruction. In authorizing the issuance of a new certificate, the Board of Directors may require the claimant to give the Corporation a bond in such sum, and with such surety, as the Board of Directors may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost or destroyed, except where the Board of Directors by resolution finds that in its judgment the circumstances justify omission of a bond.

         7.4 Closing of Transfer Books or Fixing Record Date.

                  (a) If no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the day before the first notice of the meeting is given to shareholders shall be the record date for such determination of shareholders or as required by law.

                  (b) The Board of Directors may fix a date as the record date for determining shareholders entitled to a distribution or share dividend. If no record date is fixed by the Board of Directors for such determination, the record date shall be the date the Board of Directors authorizes the distribution or share dividend.

         7.5 Holder of Record. Except as otherwise provided by law, the Corporation may treat the person in whose name the shares stand of record on its books as the absolute owner of shares. The Corporation may assume that the holder of record had full competency, capacity and authority to exercise all rights of ownership, irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon the records of the Corporation or upon the share certificate.



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

                                    ARTICLE 8
                       Loans; Contracts; Checks; Deposits

         8.1 Loans. No loans shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         8.2 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument, filing or certificate in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         8.3 Checks, Notes and Drafts. All checks, notes, drafts or other orders for the payment of money, issued in the name of the Corporation, shall be signed by such officer or officers, agent or employees of the Corporation as shall from time to time be determined by resolution of the Board of Directors. Any authorized signature may be a facsimile.

         8.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited to the credit of the Corporation in such depositories as the Board of Directors select.

                                    ARTICLE 9
                               General Provisions

         9.1 Distributions. The Board of Directors may from time to time authorize, and the Corporation may grant, distributions and share dividends to its shareholders pursuant to law and subject to the provisions of the Articles of Incorporation.

         9.2 Seal. The corporate seal of the Corporation shall be in the form approved from time to time by the Board of Directors.

         9.3 Notice.

                  (a) Notice may be communicated: in person; by telephone, telegraph, teletype, or other form of wire or wireless communication, or by facsimile transmission; or by mail or private carrier.

                  (b) Written notice is effective at the earliest of the following:

                           (i)      When received;

                           (ii) Five days after its deposit in a depository in the United States mail, as evidenced by the postmark or based on the affidavit of the person



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                                    depositing the notice, if mailed with
                                    postage thereon prepaid and correctly
                                    addressed;

                           (iii) On the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, signed by or on behalf of the addressee. Anyone accepting the mail at the stated address and signing the receipt shall be conclusively presumed to have acted on behalf of the addressee.

                  (c) Oral notice is effective when actually communicated to the person to whom given.

                  (d) If these Bylaws prescribe notice requirements for particular circumstances, those requirements govern.

         9.4 Waiver of Notice. In addition to provisions elsewhere in these Bylaws regarding waiver of notice, whenever any notice is required to be given to any shareholder or director by law, by the Articles of Incorporation or by these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice to such person.

         9.5 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

         9.6 Amendment of Bylaws. Except as otherwise provided by law, by the Articles of Incorporation or herein, these Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors or by the shareholders. No Bylaw adopted, amended or repealed by the shareholders shall be readopted, amended or repealed by the Board of Directors, unless the Articles of Incorporation or a Bylaw adopted by the shareholders authorizes the Board of Directors to adopt, amend or repeal that particular Bylaw or the Bylaws generally.

                                   ARTICLE 10
                                 Indemnification

         10.1 Indemnification of Directors.

                  (a) In addition to any indemnification required or permitted by law, or under any contract entered into by the Corporation that has been authorized by the Board of Directors, and except as otherwise provided in these Bylaws, any person who at any time serves or has served as a director of the Corporation, or who, while serving as a director of the Corporation serves, or has served, at the request of the Corporation as a director, officer, partner, trustee, employee or agent for any other corporation, partnership, limited liability company, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be


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indemnified by the Corporation against (i) reasonable expenses, including attorneys' fees, incurred by him in connection with any threatened, pending or completed action, suit or proceeding (including appeals), whether or not brought by or on behalf of the Corporation, and whether civil, criminal, administrative, investigative or arbitrative, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (ii) payments made by him in satisfaction of any judgment, money decree, fine, tax, penalty or settlement for which he may have become liable in any such action, suit or proceeding.

                  (b) Notwithstanding other provisions of these Bylaws, the Corporation shall not indemnify any person against liability or expense he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the Corporation. Furthermore, the Corporation shall not indemnify any director with respect to any liability of that director arising out of an unlawful distribution or any transaction from which the director derived an improper personal benefit as provided in law. The Corporation shall have the burden of proving that the indemnitee failed to satisfy the standard of conduct or otherwise is not entitled to indemnification payments under this Article or at law.

                  (c) The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this Section 10.1, including, without limitation, making a determination (consistent with the burden of proof specified in Section 10.1(b), above) that indemnification is permissible in the circumstances and a good faith evaluation of the manner in which the claimant for indemnity acted and of the amount of indemnity due. The Board of Directors may appoint a committee or special counsel to make such determination and evaluation. To the extent needed, the Board shall give notice to, and obtain approval by, the shareholders of the Corporation for any decision to indemnify under these Bylaws.

                  (d) Any person who at any time after the adoption of this Bylaw serves or has served in any of the capacities indicated in subsection (a) of this Bylaw shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this Bylaw.

                  (e) The Corporation shall pay the expenses incurred by a director in defending a civil or criminal action, suit or proceeding for which indemnification is claimed in advance of final disposition upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation against such expenses. The undertaking need not be secured and shall be sufficient without reference to the financial ability of the director to make repayment.

         10.2 Indemnification of Officers, Etc. The Corporation may indemnify and advance expenses of defense, to the same extent as in the case of a director, persons serving as officers, employees or agents of the Corporation, or in such capacity at the request of the Corporation for



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

any other corporation, partnership, limited liability company, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, to the fullest extent permitted by law.

         10.3 Enforcement Expenses. A person entitled to indemnification under these Bylaws also shall be entitled to recovery of reasonable costs, expenses and attorneys' fees incurred in connection with enforcement of indemnification rights under these Bylaws.

         10.4 Insurance. To the extent allowed by law, the Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer or employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise or as a trustee or administrator under an employee benefit plan against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation has the power to indemnify him against such liability.


Dated:   November 30, 2000




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